UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2014 (October 28, 2014)

Cortland Bancorp

(Exact name of registrant specified in its charter)

Ohio	000-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 637-8040

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers

Amended and Restated Group Term Carve Out Plan. On October 28, 2014 the Directors’ Compensation Committee approved the amendment and restatement of the Group Term Carve Out Plan effective as of November 1, 2014. The Group Term Carve Out Plan provides for division of the death proceeds of life insurance policies owned by the Bank on the lives of the participating employees, with a portion of the death proceeds being paid to a participating employee’s designated beneficiary and the remainder being paid to the Bank, and with the Bank paying the life insurance premiums from its general assets. The amendment removes any and all life insurance benefits payable during the participant’s employment by the bank, but retains the one-times salary death proceeds as a post retirement benefit. President and Chief Executive Officer James M. Gasior and Chief Operating Officer Timothy Carney, are participants in the Group Term Carve Out Plan. This summary of the plan is qualified in its entirety by reference to the exhibit attached hereto.

Adoption of short-term cash incentive plan. On October 28, 2014 the Directors’ Compensation Committee also adopted a short-term cash incentive plan. The Annual Incentive Plan is a short-term cash incentive plan that rewards employees with additional cash compensation if specified annual objectives are achieved, which can include bank-wide performance objectives, business unit goals, and individual performance goals. The bank-wide performance goals in effect for 2014 have to do with pre-tax income, return on assets, earnings per share, net interest margin, efficiency ratio, and asset quality. If targeted performance is achieved or exceeded in 2014, a participating officer will receive a cash bonus ranging from 10% to 15% of base salary, depending on the level of goal achievement. Assuming targeted goals for 2014 are achieved, cash distributions under the plan would occur in the first quarter of 2015. CEO James M. Gasior, COO Timothy Carney, Senior Vice President and Chief Lending Officer Stanley P. Feret, and Senior Vice President and Chief Financial Officer David J. Lucido are participants in the Annual Incentive Plan. The Annual Incentive Plan may be terminated by the board of directors at any time. This summary of the plan is qualified in its entirety by reference to the exhibit attached hereto.

In reliance on SEC rules and guidance, the precise pre-tax income performance goal and the precise goals for each of the individual performance goals are confidential and are therefore withheld from the exhibits attached hereto.

Item 9.01(d)	Exhibits

*10.1.1	Amended and Restated Group Term Carve Out Plan

*10.35	Cortland Savings and Banking Company Annual Incentive Plan for Executive Officers

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cortland Bancorp

Date: November 3, 2014	By:	/s/ James M. Gasior
James M. Gasior
	Its:	President & Chief Executive Officer

Cortland Bancorp

CURRENT REPORT ON FORM 8-K

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

*10.1.1	Amended and Restated Group Term Carve Out Plan

*10.35	Cortland Savings and Banking Company Annual Incentive Plan for Executive Officers

*	Management contract or compensatory plan or arrangement